As filed with the Securities and Exchange Commission on July 16, 2024.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Comtech Telecommunications Corp.

(Exact name of Registrant as specified in its charter)

Delaware	3663	11-2139466
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

305 N 54th Street

Chandler, Arizona 85226

(480) 333-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael A. Bondi

Chief Financial Officer

305 N 54th Street

Chandler, Arizona 85226

(480) 333-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo

Paul, Weiss, Rifkind, Wharton, Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3309

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 16, 2024

Up to 1,435,884 shares of Common Stock underlying the Warrants

Comtech Telecommunications Corp.

This prospectus relates to the resale from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to 1,435,884 shares of common stock (the “Warrant Shares”), par value $0.10 per share (the “Common Stock”), which the selling stockholders may acquire upon the exercise of outstanding warrants (the “Warrants”).

We issued the Warrants to the Selling Stockholders in a private placement concurrent with the entry into our Credit Facility (as defined herein). Each Warrant will have an exercise price of $0.10 per share of Common Stock. The Warrants will expire on or prior to the close of business on June 17, 2031.

The closing of the issuance and sale of the Warrants was consummated on June 17, 2024.

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 8 and “Plan of Distribution” beginning on page 11 of this prospectus for more information.

Our Common Stock is listed on the Nasdaq Stock Market LLC under the symbol “CMTL.”

On July 15, 2024, the last reported sale price of our Common Stock was $3.27 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is                   , 2024.

TABLE OF CONTENTS

Prospectus

(i)

About This Prospectus

You should rely only on the information provided in or incorporated by reference in this prospectus, or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. This prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related free writing prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Prospectus Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you carefully read this summary, to fully understand our Company and this offering and its consequences to you, you should read this entire prospectus, including the information referred to under the heading “Risk Factors” in this prospectus, as well as the other documents that we incorporate by reference into this prospectus, including our financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended July 31, 2023 (our “Annual Report on Form 10-K”), filed with the SEC on October 12, 2023, our Quarterly Report on Form 10-Q for the three month period ended October 31, 2023, filed with the SEC on December 7, 2023, our Quarterly Report on Form 10-Q for the three month period ended January 31, 2024, filed with the SEC on March 18, 2024 (as amended on March 22, 2024) and our Quarterly Report on Form 10-Q for the three month period ended April 30, 2024, filed with the SEC on June 18, 2024 (collectively, our “Quarterly Reports on Form 10-Q”). See “Where You Can Find More Information.”

In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to Comtech Telecommunications Corp., a Delaware corporation and its consolidated subsidiaries.

Overview

Comtech Telecommunications Corp.

Company Overview

Founded in 1967, we are a leading global provider of next-generation 911 emergency systems and secure wireless and satellite communications technologies. This includes the critical communications infrastructure that people, businesses, and governments rely on when durable, trusted connectivity is required, no matter where they are – on land, at sea, or in the air – and no matter what the circumstances – from armed conflict to a natural disaster. Our solutions are designed to fulfill our customers’ needs for secure wireless communications in the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical and other scenarios where performance is crucial. We anticipate future growth in our business due to a trend of increasing demand for global voice, video and data usage in recent years, upgraded ground stations and related services resulting from the large quantities of satellites anticipated to be launched for new Low Earth orbit (“LEO”) and Medium Earth orbit (“MEO”) constellations, digitization and virtualization of modems, increased demand for troposcatter solutions for primary or backup communications, enhanced location positioning combined with data-rich geospatial intelligence, the ongoing 911 upgrade cycle across the United States and the growth of 988 networks. We provide our solutions to both commercial and governmental customers and manage our business through two reportable operating segments: (i) Satellite and Space Communications and (ii) Terrestrial and Wireless Networks.

Satellite and Space Communications is organized into three technology areas: satellite modem technologies and amplifier technologies, troposcatter and satellite communications solutions, and space components and antennas. This segment offers customers: satellite ground station technologies, services and system integration that facilitate the transmission of voice, video and data over GEO (Geostationary Earth orbit), MEO and LEO satellite constellations, including traveling wave tube power amplifiers, modems, VSAT (Very-Small-Aperture Terminal) platforms and frequency converters; satellite communications and tracking antenna systems, including high precision full motion fixed and mobile X/Y tracking antennas, radio frequency feeds, reflectors and radomes; over-the-horizon microwave equipment that can transmit digitized voice, video, and data over distances up to 200 miles using the troposphere and diffraction, including the Comtech COMET (Compact-Over-the-Horizon Mobile Expeditionary Terminal); and procurement and supply chain management of high reliability electrical, electronic and electromechanical parts for satellite, launch vehicle and manned space applications.

Terrestrial and Wireless Networks is organized into three service areas: next generation 911 and call delivery, Solacom call handling solutions, and trusted location and messaging solutions. This segment offers customers: SMS text to 911 services, providing alternate paths for individuals who need to request assistance (via text messaging) a method to reach Public Safety Answering Points (“PSAPs”), next generation 911 solutions, providing emergency call routing, location validation, policy-based routing rules, logging and security functionality; Emergency Services IP Network transport infrastructure for emergency services communications and support of next generation 911 services; call handling applications for PSAPs; wireless emergency alerts solutions for network operators; and software and equipment for location-based and text messaging services for various applications, including for public safety, commercial and government services.

Company Information

We are incorporated in the state of Delaware. Our principal executive offices are located at 305 N 54th Street, Chandler Arizona 85226 and our telephone number is (480) 333-2200. We maintain a website at www.comtech.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider any information contained on, or accessible through, our website as part of this prospectus or in deciding whether to purchase any of our securities.

The Offering

Common Stock offered by us	1,435,884 shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the Common Stock offered by the Selling Stockholders under this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is listed on The Nasdaq Stock Market LLC under the symbol “CMTL.” On July 15, 2024, the last reported sale price of our Common Stock was $3.27 per share.

Risk Factors	See “Risk Factors” beginning on page 4 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our Common Stock to be outstanding after this offering is based on the 28,493,857 shares of our Common Stock outstanding as of June 30, 2024, and excludes the following:

•	22,369,947 shares of common stock issuable upon the conversion of outstanding Series B-1 Convertible Preferred Stock, par value $0.10 per share (the “Series B-1 Convertible Preferred Stock”);

•	1,435,884 shares of Common Stock issuable upon exercise of the Warrants, with an exercise price of $0.10 per share;

•	1,657,854 shares of common stock issuable upon the vesting and conversion of outstanding performance shares, restricted stock units, restricted stock, share units and other stock-based awards; and

•	141,790 shares of common stock issuable upon the vesting and exercise of outstanding stock options at a weighted average exercise price of $20.61 per share.

Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risks described below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC, subsequent Quarterly Reports on Form 10-Q, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus or incorporated by reference herein, including our financial statements and the notes to those statements, and the information set forth under the caption “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Relating to Our Common Stock and Other Securities:

There are a large number of shares of Common Stock underlying our outstanding Series B-1 Convertible Preferred Stock, stock-based awards issued to employees and Warrants, and the sale of these shares may depress the market price of our Common Stock and cause immediate and substantial dilution to our existing stockholders.

As of June 30, 2024, we had 28,493,857 shares of Common Stock issued and outstanding, outstanding shares of Series B-1 Convertible Preferred Stock convertible into 22,369,947 shares of Common Stock, outstanding stock-based awards convertible into 1,799,644 shares of Common Stock, and outstanding Warrants to purchase 1,435,884 shares of Common Stock. The issuance of shares upon conversion, vesting or exercise of these instruments will cause immediate and substantial dilution to our stockholders and any sale thereof may depress the market price of our Common Stock.

Our stock price is volatile.

The stock market in general and the stock prices of technology-based companies, in particular, experience extreme volatility that often is unrelated to the operating performance of any specific public company. The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate significantly in the future as well. Factors that could have a significant impact on the market price of our stock include, among others:

•	strategic transactions, such as acquisitions and divestures by us and our competitors;

•	our ability to successfully integrate and manage recent acquisitions;

•	our issuance of potentially dilutive equity or equity-type securities;

•	our issuance of debt;

•	our ability to successfully access equity and debt capital markets;

•	future announcements concerning us or our competitors;

•	shareholder activism involving our common stock, board of directors (our “Board of Directors”) or corporate governance;

•	receipt or non-receipt of substantial orders for products and services;

•	quality deficiencies in services or products;

•	results of technological innovations and new commercial products;

•	changes in recommendations of securities analysts;

•	government regulations;

•	changes in the status or outcome of government audits;

•	proprietary rights or product or patent litigation;

•	changes in U.S. government policies;

•	changes in economic conditions generally, particularly in the terrestrial and wireless networks and satellite and space communications markets;

•	changes in securities market conditions, generally;

•	changes in prevailing interest rates;

•	changes in the status of litigation and legal matters (including changes in the status of export matters);

•	cyber attacks;

•	energy blackouts;

•	acts of terrorism or war;

•	inflation or deflation;

•	rumors or allegations regarding our financial disclosures or practices; and

•	potential resurgences of the COVID-19 or similar pandemics.

Shortfalls in our sales or earnings in any given period relative to the levels expected by securities analysts could immediately, significantly and adversely affect the trading price of our common stock.

Shares eligible for future sale may adversely affect our common stock price.

Sales of our Common Stock or other securities (including securities convertible into our Common Stock) in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock and 2,000,000 shares of preferred stock and we are authorized to convert our authorized preferred stock into common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.

Future issuances of our shares of common stock could dilute your ownership interest in Comtech and reduce the market price of our shares of common stock.

In addition to potential issuances of our shares of common stock associated with acquisitions, in the future, we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into, or exercisable for, our common stock. Any of these events may dilute a stockholder’s ownership interest in Comtech and have an adverse impact on the price of our common stock.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated by reference in this prospectus are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions, statements concerning the future of our industry, product development, business strategy, continued acceptance of our products, market growth, dependence on significant customers and projections.

Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed forward-looking statements.

Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “outlook,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our future performance and financial condition, plans to address our ability to continue as a going concern, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws. Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control. These factors include, among other things:

•	our ability to access capital and liquidity so that we are able to continue as a going concern;

•	our ability to successfully implement changes in our executive leadership;

•	the possibility that the expected synergies and benefits from acquisitions and/or restructuring activities will not be fully realized, or will not be realized within the anticipated time periods;

•	the risk that acquired businesses will not be integrated successfully;

•	the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel;

•	the risk that we will be unsuccessful in implementing our “One Comtech” transformation and integration of individual businesses into two segments;

•	the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins;

•	the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results;

•	the timing and funding of government contracts;

•	adjustments to gross profits on long-term contracts;

•	risks associated with international sales;

•	rapid technological change;

•	evolving industry standards;

•	new product announcements and enhancements;

•	changing customer demands and/or procurement strategies and our ability to scale opportunities and deliver solutions to current and prospective customers;

•	changes in prevailing economic and political conditions, including as a result of Russia’s military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region;

•	changes in the price of oil in global markets;

•	changes in prevailing interest rates and foreign currency exchange rates;

•	risks associated with our legal proceedings, customer claims for indemnification, and other similar matters;

•	risks associated with our obligations under our Credit Facility;

•	risks associated with our large contracts;

•	risks associated with supply chain disruptions; and

•	other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Additional factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K, which are incorporated by reference in this prospectus.

It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.

Market, Industry And Other Data

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus and the documents incorporated by reference into this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the Warrant Shares by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants by the Selling Stockholders to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the Warrants, assuming all the Warrants are exercised at their exercise price of $0.10, will be $143,588. We do not know, however, whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised. It is possible that the Warrants will expire and never be exercised. There are circumstances under which the Warrants may be exercised utilizing net share settlement (“Net Share Settlement”). In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the Warrants for general corporate purposes, including working capital. The Selling Stockholders will pay any expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of its shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

Market Price of Our Common Stock and Related Stockholder Matters

Market Information

Our Common Stock is listed on The Nasdaq Stock Market LLC under the symbol “CMTL.” A description of our Common Stock is set forth under the heading “Description of Capital Stock” beginning on page 12 of this prospectus.

The last reported sale price for our Common Stock on July 15, 2024 was $3.27 per share.

Holders

As of June 30, 2024, we had approximately 323 record holders of our Common Stock and 9 record holders of our Series B-1 Convertible Preferred Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Ave, Brooklyn, NY 11219.

Dividend Policy

During the third quarter of fiscal 2023, our Board of Directors, together with management, adjusted the Company’s capital allocation plans and determined to forgo a common stock dividend, thereby increasing our financial flexibility. Future common stock dividends, if any, remain subject to compliance with financial covenants under our Credit Facility, as well as approval from our Board of Directors and certain voting rights of holders of our Series B-1 Convertible Preferred Stock.

Private Placement of Warrants

On June 17, 2024, the Company entered into a Credit Agreement, dated as of June 17, 2024, among Comtech Telecommunications Corp., the lenders party thereto, TCW Asset Management Company LLC, as agent, and Wingspire Capital LLC, as revolving agent (the “Credit Facility”). The Credit Facility provides a senior secured loan facility consisting of: (i) a $162.0 million term loan and (ii) an asset-based revolving credit facility with revolving commitments in an aggregate principal amount of $60.0 million, which is subject to certain borrowing base limitations.

In connection with the Credit Facility, the Company issued the Warrants to the Selling Stockholders, which entitle the Selling Stockholders to purchase from the Company 1,435,884 shares of the Common Stock, at any time and from time to time after June 17, 2024 and on or prior to the close of business on June 17, 2031 (the “Expiration Date”), at an exercise price of $0.10 per share, subject to certain adjustments. The Warrants are exercisable until the Expiration Date, at the election of the holder, either in full or in part, for cash or by Net Share Settlement.

Upon a refinancing resulting in the payment in full of all Term Loan Obligations (as defined in the Credit Facility) on or before the relevant maturity date, each of the Selling Stockholders shall have the right (a “Put Right”) to sell, and, upon exercise by any Selling Stockholder of its Put Right, the Company shall have the obligation to purchase for cash, up to 50% of the Warrants held by such Selling Stockholder at a price per share equal to 90% of the 30-day volume-weighted average price of the Common Stock calculated as of the date of exercise of the Put Right.

Pursuant to the terms of the Warrants, we agreed to file a registration statement providing for the resale by the Selling Stockholders of the Warrant Shares within 30 calendar days from the date of the issuance of the Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement continuously effective until the earlier of (1) the date that the respective Selling Stockholder no longer owns any Warrants or Warrant Shares and (2) the date on which all Warrant Shares held by a holder may be sold pursuant to Rule 144 without regard to any volume or manner of sale restrictions, assuming all Warrants held by such holder are exercised on a Net Share Settlement basis.

Selling Stockholders

The Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon exercise of the Warrants. For additional information regarding the issuances of the Warrants, see “Private Placement of Warrants” above. We are registering the Warrant Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. In addition to entering into the Credit Facility with us and the ownership of the shares of Common Stock and the Warrants, the Selling Stockholders have not had material relationships with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock and, as of June 30, 2024, assuming exercise of the Warrants held by the Selling Stockholders on that date. The third and fourth columns assume the sale of all Warrant Shares offered by the Selling Stockholders pursuant to this prospectus. The third column lists the Warrant Shares offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Warrants, this prospectus generally covers the resale of the maximum number of Warrant Shares issuable upon exercise of the Warrants. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares Owned prior to Offering(1)	Shares Offered by this Prospectus(2)	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering(3)
Clover Private Credit Opportunities Origination II LP(4)	111,237	111,237	—	—
Clover Private Credit Opportunities Origination (Levered) II LP(5)	95,548	95,548	—	—
Maple Hill, LLC(6)	265,904	265,904	—	—
TCW Rescue Financing Fund II LP(7)	726,806	726,806	—	—
Trifolium O SPE LLC(8)	236,389	236,389	—	—

(1)	Represents Warrants to purchase up to an aggregate amount of 1,435,884 shares of Common Stock.

(2)	Represents Warrant Shares issuable upon exercise of the Warrants as of June 30, 2024.

(3)	Percentages are based on 28,493,857 shares of Common Stock outstanding as of June 30, 2024.

(4)	Consists of 111,237 Warrant Shares underlying Warrants issued on June 17, 2024. The securities are directly held by Clover Private Credit Opportunities Origination II LP, a Delaware limited partnership. UBS Asset Management (Americas) LLC (“UBS Asset Management”) is the investment manager of Clover Private Credit Opportunities Origination II LP and accordingly has voting control and investment discretion over the securities described herein held by the fund. Baxter Wasson and Rodrigo Trelles (“Mr. Wasson” and “Mr. Trelles”), co-Managing Directors of Clover Private Credit Opportunities Origination II LP, also have voting control and investment discretion over the securities described herein held by Clover Private Credit Opportunities Origination II LP. As a result, each of UBS Asset Management and Mr. Wasson and Mr. Trelles may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities described herein held by Clover Private Credit Opportunities Origination II LP. The address of Clover Private Credit Opportunities Origination II LP is c/o UBS Asset Management (Americas) LLC, as investment manager, One North Wacker Drive, 31st Flr, Chicago, IL 60606.

(5)	Consists of 95,548 Warrant Shares underlying Warrants issued on June 17, 2024. The securities are directly held by Clover Private Credit Opportunities Origination (Levered) II LP, a Delaware limited partnership. UBS Asset Management (Americas) LLC (“UBS Asset Management”) is the investment manager of Clover Private Credit Opportunities Origination (Levered) II LP and accordingly has voting control and investment discretion over the securities described herein held by the fund. Baxter Wasson and Rodrigo Trelles (“Mr. Wasson” and “Mr. Trelles”), co-Managing Directors of Clover Private Credit Opportunities Origination (Levered) II LP, also have voting control and investment discretion over the securities described herein held by Clover Private Credit Opportunities Origination (Levered) II LP. As a result, each of UBS Asset Management and Mr. Wasson and Mr. Trelles may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities described herein held by Private Credit Opportunities Origination (Levered) II LP. The address of Clover Private Credit Opportunities Origination (Levered) II LP is c/o UBS Asset Management (Americas) LLC, as investment manager, One North Wacker Drive, 31st Flr, Chicago, IL 60606.

(6)	Consists of 265,904 Warrant Shares underlying Warrants issued on June 17, 2024. The securities are directly held by Maple Hill, LLC, a Kansas limited liability company. The address of Maple Hill, LLC is 1 SW Security Benefit Place, Topeka, KS 66636.

(7)	Consists of 726,806 Warrant Shares underlying Warrants issued on June 17, 2024. The securities are directly held by TCW Rescue Financing Fund II LP, a Delaware limited partnership. The address of TCW Rescue Financing Fund II LP is 515 South Flower Street, Los Angeles, CA 90071.

(8)	Consists of 236,389 Warrant Shares underlying Warrants issued on June 17, 2024. The securities are directly held by Trifolium O SPE LLC, Delaware limited liability company. UBS Asset Management (Americas) LLC (“UBS Asset Management”) is the investment manager of Trifolium O SPE LLC and accordingly has voting control and investment discretion over the securities described herein held by the fund. Baxter Wasson and Rodrigo Trelles (“Mr. Wasson” and “Mr. Trelles”), co-Managing Directors of Trifolium O SPE LLC, also have voting control and investment discretion over the securities described herein held by Trifolium O SPE. As a result, each of UBS Asset Management and Mr. Wasson and Mr. Trelles may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities described herein held by Trifolium O SPE. The address of Trifolium O SPE LLC is c/o UBS Asset Management (Americas) LLC, as investment manager, One North Wacker Drive, 31st Flr, Chicago, IL 60606.

Plan of Distribution

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Our Common Stock is listed the Nasdaq Stock Market LLC under the symbol “CMTL.”

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (a) the date that no Selling Stockholder owns any resale securities covered hereby and (b) the date on which all of the resale securities may be sold pursuant to Rule 144 without regard to any volume or manner of sale restrictions. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Capital Stock

The following description of our capital stock is intended as a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation (which we refer to as our “charter”), our Certificate of Designations of the Series B-1 Convertible Preferred Stock (the “Certificate of Designations”), our Third Amended and Restated By-Laws (the “Bylaws”), and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). Each of the charter, the Certificate of Designations and the Bylaws are included as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the charter, the Certificate of Designations and the Bylaws.

General

Our charter authorizes 100,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 par value per share.

Common Stock

Common Stock Outstanding. As of June 30, 2024, we had 28,493,857 shares of Common Stock issued and outstanding.

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share of Common stock on all matters submitted to a vote of stockholders.

Dividend Rights. Holders of our Common Stock are entitled to receive, as and when declared by our Board of Directors, dividends payable either in cash or in property, including securities of our Company, out of assets of our Company that are legally available therefor.

Rights upon Liquidation. Holders of our Common Stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of our Company, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities and the liquidation preference of any of our outstanding preferred stock.

Preemptive Rights. Holders of our Common Stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

As discussed in more detail below, we are authorized under our charter to issue up to 2,000,000 shares of preferred stock. We have currently designated two series of our preferred stock: (1) 200,000 shares of our preferred stock designated as Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding, and (2) Series B-1 Convertible Preferred Stock, 171,827.05 shares of which are currently outstanding.

Blank Check Preferred Stock. Under our charter, our Board of Directors has the authority, without stockholder approval, to designate one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, restrictions and limitations of any such series, including the number of shares constituting any such series and the designation of such series, dividend rights, voting rights, the rights and terms of conversion, the rights and terms of redemption, the terms of any sinking fund, retirement fund or purchase fund to be provided with such series and liquidation preferences. Acting under this authority, our Board of Directors could designate and issue a series of preferred stock with preferences, rights, privileges, qualifications, restrictions or limitations, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Series A Junior Participating Cumulative Preferred Stock. As of the date of this prospectus, we have designated 200,000 shares of our preferred stock as Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share, none of which are outstanding.

Series B-1 Convertible Preferred Stock. As of the date of this prospectus, we have designated 171,827.05 shares of our preferred stock as Series B-1 Convertible Preferred Stock, par value $0.10 per share, and currently have 171,827.05 of such shares outstanding.

Designation of Series B-1 Convertible Preferred Stock.

The Series B-1 Convertible Preferred Stock ranks senior to the shares of the Common Stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. As of June 17, 2024, the liquidation preference of the Series B-1 Convertible Preferred Stock was $178,112,483.49. Holders of the Series B-1 Convertible Preferred Stock will be entitled to a cumulative dividend (the “Dividend”) at the rate of 9.00% per annum, compounding quarterly, paid-in-kind, or 7.75% per annum, compounding quarterly, paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series B-1 Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations. In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Series B-1 Convertible Preferred Stock (the “Participating Dividend”), provided that in the case of any such dividend in the form of cash, in lieu of a cash payment, such Participating Dividend will become part of the liquidation preference of the shares of Series B-1 Convertible Preferred Stock, as set forth in the Certificate of Designations.

Conversion Rights and Mandatory Redemption.

The Series B-1 Convertible Preferred Stock is convertible into shares of Common Stock at the option of the holders thereof at any time. At any time after July 22, 2027, the Company has the right to mandatorily convert the Series B-1 Convertible Preferred Stock, subject to certain restrictions based on the price of the Common Stock in the preceding thirty (30) consecutive trading days. The conversion price for the shares of Series B-1 Convertible Preferred Stock is $7.99 as of the date hereof, subject to certain adjustments set forth in the Certificate of Designations (as adjusted, the “Conversion Price”).

Voting and Consent Rights.

Holders of the Series B-1 Convertible Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of the Series B-1 Convertible Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series B-1 Convertible Preferred Stock, authorizations or issuances of securities of the Company (other than the issuance of, in the aggregate, up to $50,000,000 of shares of Common Stock in qualified offerings), the payment of dividends, related party transactions, repurchases or redemptions of securities of the Company, dispositions of businesses or assets, the incurrence of indebtedness and amendments to the Credit Facility on terms and conditions that, taken as a whole, (A) are materially different from the existing Credit Facility or (B) adversely affect the ability of the Company to perform its obligations in connection with an optional repurchase of the Series B-1 Convertible Preferred Stock, in each case, subject to the exceptions and qualifications set forth in the Certificate of Designations.

Repurchase Rights.

Each holder of Series B-1 Convertible Preferred Stock will have the right to require the Company to repurchase its shares of Series B-1 Convertible Preferred Stock either (a) on or after October 31, 2028 or (b) upon the consummation of an Asset Sale (as defined in the Certificate of Designations) meeting certain criteria, in either case, at a price and on the terms set forth in the Certificate of Designations. The Company will have the right to repurchase all, or less than all, of the shares of Series B-1 Convertible Preferred Stock upon the consummation of an Asset Sale meeting the same criteria, at a price and on the terms set forth in the Certificate of Designations.

In addition, each holder of Series B-1 Convertible Preferred Stock will have the right to cause the Company to repurchase its shares of Series B-1 Convertible Preferred Stock in connection with a Change of Control (as defined in the Certificate of Designations), at a price and on the terms set forth in the Certificate of Designations.

Right to Nominate Director.

For so long as the initial investors (the “Investors”) (or their permitted transferees) own beneficially and of record an amount of Series B-1 Convertible Preferred Stock with an aggregate liquidation preference equal to at least $25,000,000 (including the liquidation preference of any shares of Series B-1 Convertible Preferred Stock previously held that were subsequently converted into shares of common stock for so long as the Investors (or their permitted transferees) continue to own beneficially and of record such shares of common stock), the Investors representing at least a majority of the outstanding shares of Series B-1 Convertible Preferred Stock then outstanding have the right to nominate one person to serve on the Board of Directors (such nominee, the “Series B-1 Convertible Preferred Stock Nominee”, and such director, the “Series B-1 Convertible Preferred Stock Director”). For so long as the right to nominate one person to serve on the Board of Directors continues to be satisfied based on conditions outlined above, the Company shall nominate the Series B-1 Convertible Preferred Stock Nominee for election (or re-election, as applicable) as a director at the end of each term of the Preferred Stock Director as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors.

Standstill.

Until the earliest to occur of (a) January 22, 2025, with respect to clause (2) below and, otherwise, January 22, 2026, (b) the occurrence of an Insolvency Proceeding (as defined in the Credit Facility) and (c) certain Events of Default (as defined in the Credit Facility), subject to certain qualifications, the Investors will be subject to certain standstill restrictions pursuant to which the Investors will be restricted, among other things and subject to certain customary exceptions, from (1) acquiring more than a specified amount of the Company’s outstanding Common Stock or securities exchangeable for or convertible into the Common Stock, (2) entering into any derivative or other convertible instruments, hedging contracts or other derivative securities or similar instruments related to the purchase or sale of Common Stock, (3) making, participating in or encouraging any proxy solicitation or submitting any shareholder proposal to the Company, (4) publicly proposing any change of control or other material transaction involving the Company, (5) encouraging or entering into any agreements with any person with respect to any of the foregoing, (6) purchasing, selling or otherwise trading debt securities of the Company if as a result such Investor would beneficially own 19.99% of the Company’s outstanding debt securities or (7) taking any action that would require the Company to make a public announcement regarding any of the foregoing.

Transfer Restrictions.

Until the earlier of (a) January 22, 2025 and (b) termination of the standstill provisions (as described above), the Investors will be restricted from transferring the Series B-1 Convertible Preferred Stock, subject to certain specified exceptions.

Warrants

As of the date of this prospectus, we have outstanding 1,435,884 Warrants to purchase an aggregate of 1,435,884 shares of Common Stock.

Duration and Exercise

The Warrants will have an exercise price of $0.10 per share of Common Stock and are exercisable at any time and from time to time after June 17, 2024 and on or prior to the close of business on June 17, 2031. The Warrants are exercisable, at the election of the holder, either in full or in part, for cash or by Net Share Settlement. The exercise price is subject to adjustment in connection with (i) stock splits, dividends or distributions or other similar transactions, (ii) the issuance of rights or warrants to holders of the Common Stock, and (iii) any distributions of assets, including cash, stock or other assets or property, to holders of the Common Stock.

Liquidity Event

In connection with any recapitalization, reorganization, reclassification, consolidation, merger, or other transaction, which, in each case, is effected in such a way that all of the holders of Common Stock are entitled to receive consideration with respect to or in exchange for Common Stock (other than a transaction that triggers an adjustment) (a “Liquidity Event”), each Warrant holder will have the right to receive, upon exercise of such Warrants, such consideration as would have been issued or payable in such Liquidity Event (if such Warrant holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Common Stock that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event.

Repurchase Right

Upon a refinancing resulting in the payment in full of all relevant obligations on or before the relevant maturity date, each of the Selling Stockholders shall have the right (a “Put Right”) to sell, and, upon exercise by any Selling Stockholder of its Put Right, the Company shall have the obligation to purchase for cash, up to 50% of the Warrants held by such Selling Stockholder at a price per share equal to 90% of the 30-day volume-weighted average price of the Common Stock calculated as of the date of exercise of the Put Right.

Transferability

In accordance with the terms of the Warrants and subject to certain registration requirements, a Warrant may be transferred at the option of the holder.

Fractional Shares

No fractional Warrant Shares, or scrip of any fractional Warrant Shares, will be issued upon the exercise of the Warrants. If any fraction of a share of Common Stock be issuable on the exercise of any Warrant, the holder will be entitled to receive a cash payment equal to the Market Price (as defined in the Warrant) less the exercise price of such fractional share.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Warrant holders exercise their warrants.

Registration Rights

Pursuant to the terms of the Warrants, we agreed to file a registration statement providing for the resale by the Selling Stockholders of the Warrant Shares within 30 calendar days from the date of the issuance of the Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement continuously effective until the earlier of (1) the date that the respective Selling Stockholder no longer owns any Warrants or Warrant Shares and (2) the date on which all Warrant Shares held by a holder may be sold pursuant to Rule 144 without regard to any volume or manner of sale restrictions, assuming all Warrants held by such holder are exercised on a Net Share Settlement basis.

Certain Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 of the DGCL provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our Company.

Liability of Directors and Officers

As permitted by Delaware law, our charter contains a provision that eliminates the personal liability of the directors to us and our stockholders for monetary damages for breaches of fiduciary duties as directors, except that such provision does not apply to any breach that involves:

•	a breach of a director’s duty of loyalty to our company;
•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;
•	a transaction from which the director derives an improper personal benefit; or
•	the payment of dividends or the approval of stock repurchases or redemptions that are unlawful under the DGCL.

Our by-laws provide that we shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our name to procure a judgment in its favor by reason of the fact that he or she is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Legal Matters

The validity of the issuance of our securities offered in this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

Experts

The financial statements and the related financial statement schedule of Comtech Telecommunications Corp. as of July 31, 2023 and 2022, and for each of the three years in the period ended July 31, 2023, incorporated by reference in this Registration Statement and the effectiveness of Comtech Telecommunications Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at www.comtech.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Material Changes

None.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the SEC on October 12, 2023.

•	Our Quarterly Reports on Form 10-Q for the three month periods ended (i) April 30, 2024, as filed with the SEC on June 18, 2024, (ii) January 31, 2024, as filed with the SEC on March 18, 2024 (as amended on March 22, 2024) and (iii) October 31, 2023, as filed with the SEC on December 7, 2023.

•	Our Current Reports on Form 8-K filed with the SEC on August 28, 2023, November 7, 2023, December 14, 2023, December 18, 2023 (as amended on December 22, 2023), January 9, 2024, January 22, 2024, January 23, 2024, March 13, 2024, March 15, 2024, April 1, 2024, May 2, 2024, June 18, 2024.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 16, 2023, and the accompanying additional proxy materials filed with the SEC on December 5, 2023.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Comtech Telecommunications Corp., 305 N 54th Street, Chandler, Arizona 85226, c/o Investor Relations, telephone: (480) 333-2200. You may also access these documents on our website at www.comtech.com.

Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Up to 1,435,884 shares of Common Stock underlying the Warrants

Comtech Telecommunications Corp.

PRELIMINARY PROSPECTUS

             , 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

Amount to be Paid
SEC Registration Fee	$1,000
Printing expenses	$10,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$75,000
Transfer agent and registrar fees	$10,000
Miscellaneous expenses	$4,000
Total	$150,000

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the state of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the DGCL, our by-laws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our by-laws are not exclusive.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or a director or officer of any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements maybe sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 15. Recent Sales of Unregistered Securities

On October 18, 2021, the Company entered into a subscription agreement (the “2021 Subscription Agreement”) with certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”), relating to the issuance and sale of up to 125,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.10 per share (the “Series A Convertible Preferred Stock”), for an aggregate purchase price of up to $125,000,000, or $1,000 per share. On October 19, 2021, pursuant to the terms of the 2021 Subscription Agreement, the Investors purchased an aggregate of 100,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $100,000,000.

On December 13, 2023, the Company and the Investors entered into an exchange agreement pursuant to which, on December 13, 2023, the Investors exchanged all of the 100,000 shares of Series A Convertible Preferred Stock outstanding for 100,000 shares of the Company’s newly issued Series A-1 Convertible Preferred Stock, par value $0.10 per share (the “Series A-1 Convertible Preferred Stock”) in order to modify certain of the terms of the Series A Convertible Preferred Stock.

On January 22, 2024, the Company entered into a subscription and exchange agreement pursuant to which, on January 22, 2024, the Investors (i) purchased 45,000 shares of the Company’s newly issued Series B Convertible Preferred Stock, par value $0.10 per share (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of $45,000,000, (ii) exchanged all of the 100,000 shares of Series A-1 Convertible Preferred Stock outstanding for 115,721.22 shares of Series B Convertible Preferred Stock and (iii) acquired 5,400 shares of Series B Convertible Preferred Stock in lieu of cash for certain expense reimbursements.

On June 17, 2024, the Company and the Investors entered into a subscription and exchange agreement pursuant to which, on June 17, 2024, the Investors (i) exchanged all of the 166,121.22 shares of Series B Convertible Preferred Stock then outstanding for 166,121.22 shares of Series B-1 Convertible Preferred Stock in order to modify certain of the terms of the Series B Convertible Preferred Stock and (ii) acquired 5,705.83 additional shares of Series B-1 Convertible Preferred Stock.

On June 17, 2024, the Company entered into the Credit Facility. The Credit Facility provides a senior secured loan facility consisting of: (i) a $162.0 million term loan and (ii) an asset-based revolving credit facility with revolving commitments in an aggregate principal amount of $60.0 million, which is subject to certain borrowing base limitations. In connection with entering into the Credit Facility, the Company issued the Warrants to the Selling Stockholders, which entitle the Selling Stockholders to purchase from the Company 1,435,884 shares of the Common Stock, at any time and from time to time after June 17, 2024 and on or prior to the Expiration Date, at an exercise price of $0.10 per share, subject to certain adjustments. The Warrants are exercisable until the Expiration Date, at the election of the holder, either in full or in part, for cash or by Net Share Settlement.

Each of the Series A Convertible Preferred Stock, the Series A-1 Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Warrants was issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

Item 16. Exhibit and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)            The undersigned registrant hereby undertakes that:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)            For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Incorporated by reference to Exhibit
3(a)(i)	Restated Certificate of Incorporation of the Registrant, dated August 18, 2006	Exhibit 3(a)(i) to the Registrant’s 2006 Form 10-K
3(a)(ii)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Comtech Telecommunications Corp., dated December 28, 2021	Exhibit 3.1 to the Registrant's Form 8-K, filed December 30, 2021
3(a)(iii)	Third Amended and Restated By-Laws of the Registrant, dated September 26, 2017	Exhibit 3(a)(ii) to the Registrant’s 2017 Form 10-K
3(a)(iv)	Certificate of Designations of Series B-1 Convertible Preferred Stock, dated June 17, 2024	Exhibit 3.1 to the Registrant's Form 8-K filed June 18, 2024
4(a)	Form of Warrant Agreement	Exhibit 4.1 to the Registrant’s Form 8-K filed June 18, 2024
5(a)**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
10(a)*	Third Amended and Restated 2001 Employee Stock Purchase Plan	Appendix B to the Registrant’s Proxy Statement, filed November 18, 2022
10(b)*	2000 Stock Incentive Plan, Amended and Restated, dated December 15, 2022	Appendix A to the Registrant’s Proxy Statement, filed November 18, 2022
10(c)(1)*	Form of Stock Option Agreement pursuant to the 2000 Stock Incentive Plan	Exhibit 10(f)(7) to the Registrant’s 2005 Form 10-K
10(c)(2)*	Form of Stock Option Agreement for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2020	Exhibit 10(d)(3) to the Registrant's Form 2020 Form 10-K
10(d)(1)*	Form of Performance Share Agreement pursuant to the 2000 Stock Incentive Plan	Exhibit 10(s) to the Registrant’s 2012 Form 10-K
10(d)(2)*	Form of Cash-Settled Performance Unit Agreement pursuant to the 2000 Stock Incentive Plan	Exhibit 10(e)(2) to the Registrant's 2023 Form 10-K
10(e)(1)*	Form of Long-Term Performance Share Award Agreement pursuant to the 2000 Stock Incentive Plan - 2018	Exhibit 10(f)(2) to the Registrant's 2019 Form 10-K
10(f)(1)*	Form of Restricted Stock Agreement for Employees pursuant to the 2000 Stock Incentive Plan	Exhibit 10(y) to the Registrant’s 2016 Form 10-K
10(f)(2)*	Form of Restricted Stock Agreement for Non-employee Directors pursuant to the 2000 Stock Incentive Plan	Exhibit 10(ab) to the Registrant’s 2016 Form 10-K
10(f)(3)*	Form of Restricted Stock Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2019	Exhibit 10(g)(3) to the Registrant's 2019 Form 10-K
10(f)(4)*	Form of Restricted Stock Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2022	Exhibit 10(g)(4) to the Registrant's 2022 Form 10-K
10(g)(1)*	Form of Restricted Stock Unit Agreement for Employees pursuant to the 2000 Stock Incentive Plan - 2017	Exhibit 10(h)(1) to the Registrant’s 2017 Form 10-K
10(g)(2)*	Form of Restricted Stock Unit Agreement for Employees pursuant to the 2000 Stock Incentive Plan - 2016	Exhibit 10(z) to the Registrant’s 2016 Form 10-K
10(g)(3)*	Form of Restricted Stock Unit Agreement for Non-employee Directors pursuant to the 2000 Stock Incentive Plan	Exhibit 10.2 to the Registrant’s Form 10-Q, filed June 7, 2012
10(g)(4)*	Form of Restricted Stock Unit Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan	Exhibit 10(aa) to the Registrant’s 2016 Form 10-K

Exhibit Number	Description of Exhibit	Incorporated by reference to Exhibit
10(g)(5)*	Form of Restricted Stock Unit Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2013	Exhibit 10(x) to the Registrant’s 2013 Form 10-K
10(g)(6)*	Form of Restricted Stock Unit Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2020	Exhibit 10.1 to the Registrant’s Form 10-Q, filed June 3, 2020
10(g)(7)*	Form of Restricted Stock Unit Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan - 2022	Exhibit 10(h)(7) to the Registrant’s 2022 Form 10-K
10(g)(8)*	Form of Restricted Stock Unit Agreement (eligible for dividend equivalents) for Employees pursuant to the 2000 Stock Incentive Plan - 2022	Exhibit 10(h)(8) to the Registrant’s 2022 Form 10-K
10(h)(1)*	Form of Stock Unit Agreement for Non-employee Directors pursuant to the 2000 Stock Incentive Plan	Exhibit 10.1 to the Registrant’s Form 10-Q, filed June 7, 2012
10(h)(2)*	Form of Stock Unit Agreement (eligible for dividend equivalents) for Non-employee Directors pursuant to the 2000 Stock Incentive Plan	Exhibit 10(v) to the Registrant’s 2013 Form 10-K
10(h)(3)*	Form of Other Stock-Based Award Agreement pursuant to the 2000 Stock Incentive Plan	Exhibit 10(i)(3) to the Registrant's 2023 Form 10-K
10(i)(1)*	Form of Share Unit Agreement (eligible for dividend equivalents) for Employees pursuant to the 2000 Stock Incentive Plan	Exhibit 10.2 to the Registrant’s Form 10-Q, filed December 9, 2013
10(i)(2)*	Form of Share Unit Agreement (eligible for dividend equivalents) for Employees pursuant to the 2000 Stock Incentive Plan - 2018	Exhibit 10(j)(2) to the Registrant’s 2018 Form 10-K
10(j)*	Form of Indemnification Agreement between the Registrant and the Named Executive Officers and Certain Other Executive Officers	Exhibit 10.1 to Registrant’s Form 8-K, filed on March 8, 2007
10(k)(1)*	Form of Change-in-Control Agreement (Tier 1)	Exhibit 10(l)(1) to the Registrant’s 2022 Form 10-K
10(k)(2)*	Form of Change-in-Control Agreement (Tier 2) between the Registrant and Certain Named Executive Officers (other than the CEO) and Certain Other Executive Officers	Exhibit 10(l)(2) to the Registrant’s 2022 Form 10-K
10(k)(3)*	Form of Change-in-Control Agreement (Tier 2) between the Registrant and Certain Named Executive Officers (other than the CEO) and Certain Other Executive Officers (California Employees)	Exhibit 10.3 to the Registrant’s Form 8-K, filed June 7, 2017
10(k)(4)*	Form of Change-in-Control Agreement (Tier 2) between the Registrant and Certain Named Executive Officers (other than the CEO) and Certain Other Executive Officers (Divisional/Subsidiary Presidents)	Exhibit 10.4 to the Registrant’s Form 8-K, filed June 7, 2017
10(k)(5)*	Form of Change-in-Control Agreement (Tier 2) between the Registrant and Certain Named Executive Officers (other than the CEO) and Certain Other Executive Officers (California Divisional/Subsidiary Presidents)	Exhibit 10.5 to the Registrant’s Form 8-K, filed June 7, 2017
10(k)(6)*	Form of Change-in-Control Agreement (Tier 3) between the Registrant and Certain Non-Executive Officers	Exhibit 10.6 to the Registrant’s Form 8-K, filed June 7, 2017
10(l)*	Retirement and Transition Agreement, dated September 30 2019	Exhibit 10.1 to the Registrant’s Form 10-Q, filed December 4, 2019
10(m)	Credit Agreement, dated as of June 17, 2024, among Comtech Telecommunications Corp. and the lenders named therein.	Exhibit 10.1 to the Registrant’s Form 8-K, filed June 18, 2024
10(n)(1)	Subscription and Exchange Agreement, dated as of June 17, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein	Exhibit 10.2 to the Registrant’s Form 8-K filed June 18, 2024
10(n)(2)	Registration Rights Agreement, dated June 17, 2024 by and among Comtech Telecommunications Corp. and the Investors named therein	Exhibit 10.4 to the Registrant’s Form 8-K filed June 18, 2024
10(n)(3)	Form of Voting Agreement	Exhibit 10.3 to the Registrant’s Form 8-K, filed June 18, 2024
10(o)	Cooperation Agreement dated December 16, 2021, by and among Comtech Telecommunications Corp., Outerbridge Partners, LP, Outerbridge Capital Management, LLC, Outerbridge Partners GP, LLC, Outerbridge Bartleby Fund, LP, Outerbridge Bartleby GP, LLC, and Rory Wallace	Exhibit 10.1 to the Registrant’s Form 8-K, filed December 21, 2021
10(p)(1)*	Employment Agreement, dated December 31, 2021, between Comtech and Michael Porcelain	Exhibit 10.1 to the Registrant’s Form 8-K, filed January 5, 2022
10(p)(2)*	Restricted Stock Unit Agreement with Michael Porcelain Pursuant to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan	Exhibit 10.2 to the Registrant’s Form 10-Q, filed March 10, 2022

Exhibit Number	Description of Exhibit	Incorporated by reference to Exhibit
10(p)(3)*	Separation Agreement and General Release with Michael Porcelain, dated August 9, 2022	Exhibit 10.1 to the Registrant’s Form 8-K, filed August 10, 2022
10(q)(1)*	CEO Employment Agreement with Ken Peterman, dated September 12, 2022	Exhibit 10.1 to the Registrant’s Form 8-K, filed September 13, 2022
10(q)(2)*	Restricted Stock Unit Agreement with Ken Peterman Pursuant to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan	Exhibit 10.2 to the Registrant’s Form 8-K, filed September 13, 2022
10(q)(3)*	Long-Term Performance Share Award Agreement with Ken Peterman Pursuant to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan	Exhibit 10.3 to the Registrant’s Form 8-K, filed September 13, 2022
10(q)(4)*	Long-Term Performance Share Award (VWAP) Agreement with Ken Peterman Pursuant to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan	Exhibit 10.4 to the Registrant’s Form 8-K, filed September 13, 2022
10(r)	Form of Executive Employment Agreement	Exhibit 10.1 to the Registrant’s Form 8-K, filed January 9, 2024
10(s)(1)	Employment Agreement between Comtech Telecommunications Corp. and John Ratigan	Exhibit 10.1 to the Registrant’s Form 8-K, filed April 1, 2024
10(s)(2)	Employment Agreement Amendment 1 between Comtech Telecommunications Corp. and John Ratigan	Exhibit 10.2 to the Registrant’s Form 8-K, filed April 1, 2024
10(t)	Form of Retention Bonus Agreement	Exhibit 10.1 to the Registrant’s Form 8-K, filed May 2, 2024
10(u)	Comtech Telecommunications Corp. 2023 Equity and Incentive Plan	Exhibit A to the Registrant’s Proxy Statement on Form DEF 14A, filed November 16, 2023)
10(v)(1)	Form of Restricted Stock Unit Agreement pursuant to the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan	Exhibit 10.5 to the Registrant’s Form 10-Q, filed June 18, 2024
10(v)(2)	Form of Long Term Performance Award Agreement pursuant to the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan	Exhibit 10.6 to the Registrant’s Form 10-Q, filed June 18, 2024
21(a)	Subsidiaries of the Registrant	Exhibit 21 to the Registrant’s Form 10-K, filed October 12, 2023
23(a)**	Consent of Independent Registered Public Accounting Firm
24(a)**	Power of Attorney (included on signature page)
107**	Filing Fee Table

* Management contract or compensatory plan or arrangement.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chandler, State of Arizona, on the 16th day of July, 2024.

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
Michael A. Bondi
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Comtech Telecommunications Corp. whose signature appears below constitutes and appoints Michael A. Bondi or Donald E. Walther his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Ratigan	Interim Chief Executive Officer	July 16, 2024
John Ratigan	(Principal Executive Officer)

/s/ Michael A. Bondi	Chief Financial Officer	July 16, 2024
Michael A. Bondi	(Principal Accounting Officer)

/s/ Wendi B. Carpenter	Director	July 16, 2024
Wendi B. Carpenter

/s/ Judy Chambers	Director	July 16, 2024
Judy Chambers

/s/ Bruce T. Crawford	Director	July 16, 2024
Bruce T. Crawford

/s/ Mark R. Quinlan	Director	July 16, 2024
Mark R. Quinlan

/s/ Yacov A. Shamash	Director	July 16, 2024
Yacov A. Shamash

/s/ Lawrence J. Waldman	Director	July 16, 2024
Lawrence J. Waldman